Exhibit 99.1

Contacts:

Brian W. Poff	Dru Anderson
Executive Vice President,	Corporate Communications, Inc.
Chief Financial Officer	(615) 324-7346
Addus HomeCare Corporation	dru.anderson@cci-ir.com
(469) 535-8200
investorrelations@addus.com

ADDUS HOMECARE ANNOUNCES FIRST-QUARTER 2019 FINANCIAL RESULTS

Revenues Increase 27.2% to $139.3 million

Net Income of $4.9 Million or $0.36 per Diluted Share,

and Adjusted Diluted Earnings per Share of $0.52

Adjusted EBITDA Increases 23.1% to $10.8 Million

Same-Store Sales Increase 5.6%

Frisco, Texas (May 6, 2019) – Addus HomeCare Corporation (NASDAQ: ADUS), a provider of comprehensive home care services, today announced its financial results for the first quarter ended March 31, 2019.

Net service revenues were $139.3 million for the first quarter of 2019, up 27.2% from $109.5 million for the first quarter of 2018. Net income was $4.9 million, compared with $4.9 million for the first quarter of 2018, while net income per diluted share was $0.36, compared with $0.42 per diluted share for the prior-year period. Adjusted net income per diluted share grew 23.8% to $0.52 for the first quarter of 2019 from $0.42 for the first quarter of 2018.

Adjusted net income per diluted share for the first quarter of 2019 excludes M&A expenses of $0.03, restructuring, severance and other costs of $0.05, and stock-based compensation expense of $0.08. Adjusted net income per diluted share for the first quarter of 2018 excludes prompt payment interest income of $0.16 from the state of Illinois, M&A expenses of $0.07, restructuring, severance and other costs of $0.03, and stock-based compensation expense of $0.06.

Adjusted EBITDA increased 23.1% to $10.8 million for the first quarter of 2019 from $8.8 million for the first quarter of 2018. (See page 8 for a reconciliation of all non-GAAP and GAAP financial measures in this news release.)

Dirk Allison, President and Chief Executive Officer, commented, “We are proud of our solid financial results for the first quarter, marking a great start to 2019. First-quarter revenues reflected a strong increase in same-store revenue of 5.6%, exceeding our target range of 3% to 5%. This increase was primarily driven by higher revenue in our New York market, as we saw significant consumer growth due to the ongoing narrowing of provider networks in the state. In addition, we saw referral volumes in the first quarter return to more normal levels in both New Mexico and Illinois, as expected.”

At March 31, 2019, the Company had cash of $66.2 million and bank debt of $20.0 million, while availability under its revolving credit facility was $141.2 million. Net cash used in operating activities was $3.2 million for the first quarter of 2019.

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ADUS Announces First-Quarter 2019 Financial Results

May 6, 2019

Mr. Allison added, “As our first-quarter results indicate, we have continued to execute our organic growth and acquisition strategies and extend our market reach as a leading provider of comprehensive home care services. With our strong value proposition, including hospice and home health services, we believe we are well positioned to meet the increasing demand for our services.

“In April, we received approval from the Public Health and Health Planning Council of the New York Department of Health for our previously announced transaction to purchase the assets of VIP Health Care Services, a New York City-based provider of personal care services with annual revenues of approximately $50 million. We expect to complete the final requirements for licensure in order to close the transaction on or about June 1, 2019. This acquisition will further advance our strategy of enhancing strong operations in states where we operate. Importantly, we continue to have the flexibility and capital to pursue additional acquisitions that fit our strategic profile and enhance our ability to drive long-term growth in earnings and shareholder value. Our pipeline remains strong, and we are excited about the opportunities ahead for Addus in 2019.”

Non-GAAP Financial Measures

The information provided in this release includes adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues, which are non-GAAP financial measures. The Company defines adjusted net income per diluted share as net income per diluted share, adjusted for interest income from the State of Illinois, M&A expenses, stock-based compensation expense, restructure charges, and severance and other costs. The Company defines adjusted EBITDA as net income before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, interest income from the State of Illinois, M&A expenses, stock-based compensation expense, restructure charges, and severance and other costs. The Company defines adjusted net service revenues as net service revenues adjusted for the closure of certain sites. The Company has provided, in the financial statement tables included in this press release, a reconciliation of adjusted net income per diluted share to net income per diluted share, a reconciliation of adjusted EBITDA to net income and a reconciliation of adjusted net service revenues to net service revenues, in each case, the most directly comparable GAAP measure. Management believes that adjusted net income, adjusted net income per diluted share, adjusted EBITDA and adjusted net service revenues are useful to investors, management and others in evaluating the Company’s operating performance, to provide investors with insight and consistency in the Company’s financial reporting and to present a basis for comparison of the Company’s business operations among periods, and to facilitate comparison with the results of the Company’s peers.

Conference Call

Addus will host a conference call on Tuesday, May 7, 2019, beginning at 9:00 a.m. Eastern time. The toll-free dial-in number is (877) 930-8289 (international dial-in number is (253) 336-8714), pass code 1186139. A telephonic replay of the conference call will be available through midnight on May 21, 2019, by dialing (855) 859-2056 (international dial-in number is (404) 537-3406) and entering pass code 1186139.

A live broadcast of Addus HomeCare’s conference call will be available under the Investor Relations section of the Company’s website: www.addus.com. An online replay of the conference call will also be available on the Company’s website for one month, beginning approximately two hours following the conclusion of the live broadcast.

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ADUS Announces First-Quarter 2019 Financial Results

May 6, 2019

Forward-Looking Statements

Certain matters discussed in this press release constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements may be identified by words such as “continue,” “expect,” and similar expressions. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. Forward-looking statements involve a number of risks and uncertainties that may cause actual results to differ materially from those expressed or implied by such forward-looking statements, including discretionary determinations by government officials, the consummation and integration of acquisitions, anticipated transition to managed care providers, our ability to successfully execute our growth strategy, unexpected increases in SG&A and other expenses, expected benefits and unexpected costs of acquisitions and dispositions, management plans related to dispositions, the possibility that expected benefits may not materialize as expected, the failure of the business to perform as expected, changes in reimbursement, changes in government regulations, changes in Addus HomeCare’s relationships with referral sources, increased competition for Addus HomeCare’s services, changes in the interpretation of government regulations, the uncertainty regarding the outcome of discussions with managed care organizations, changes in tax rates, the impact of adverse weather, higher than anticipated costs, lower than anticipated cost savings, estimation inaccuracies in future revenues, margins, earnings and growth, whether any anticipated receipt of payments will materialize and other risks set forth in the Risk Factors section in Addus HomeCare’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2019, which is available at www.sec.gov. Addus HomeCare undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In addition, these forward-looking statements necessarily depend upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this press release do not purport to be predictions of future events or circumstances and may not be realized. (Unaudited tables and notes follow).

About Addus

Addus is a provider of comprehensive home care services that include, primarily, personal care services that assist with activities of daily living, as well as hospice and home health services. Addus’ consumers are primarily persons who, without these services, are at risk of hospitalization or institutionalization, such as the elderly, chronically ill and disabled. Addus’ payor clients include federal, state and local governmental agencies, managed care organizations, commercial insurers and private individuals. Addus currently provides home care services to approximately 39,000 consumers through 157 locations across 24 states. For more information, please visit www.addus.com.

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ADUS Announces First-Quarter 2019 Financial Results

May 6, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Condensed Consolidated Statements of Income (amounts and shares in thousands, except per share data) (Unaudited)
Income Statement Information:	For the Three Months Ended March 31,
	2019	2018
Net service revenues	$139,254	$109,476
Cost of service revenues	101,680	81,543

Gross profit	37,574	27,933
	27.0%	25.5%
General and administrative expenses	29,257	21,537
Depreciation and amortization	2,074	1,807

Total operating expenses	31,331	23,344

Operating income from continuing operations	6,243	4,589
Total interest expense, net	403	(1,412)

Income before income taxes	5,840	6,001
Income tax expense	978	1,115

Net income	$4,862	$4,886

Net income per diluted share	$0.36	$0.42

Weighted average number of common shares outstanding—diluted	13,381	11,696

Cash Flow Information:	For the Three Months Ended March 31,
	2019	2018
Net cash (used in) provided by operating activities	$(3,197)	$14,276
Net cash (used in) investing activities	(1,006)	(3,699)
Net cash (used in) financing activities	(33)	(925)

Net change in cash	(4,236)	9,652
Cash at the beginning of the period	70,406	53,754

Cash at the end of the period	$66,170	$63,406

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ADUS Announces First-Quarter 2019 Financial Results

May 6, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Condensed Consolidated Balance Sheets (Amounts in thousands) (Unaudited)
	March 31,
	2019	2018
Assets
Current assets
Cash	$66,170	$63,406
Accounts receivable, net	120,143	88,380
Prepaid expenses and other current assets	7,146	7,250

Total current assets	193,459	159,036

Property and equipment, net	10,843	7,384

Other assets
Goodwill	135,399	93,090
Intangible assets, net	22,531	16,480
Operating lease asset	16,691	—
Deferred tax assets, net	—	1,472

Total other assets	174,621	111,042

Total assets	$378,923	$277,462

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$11,506	$9,578
Accrued expenses	17,202	11,545
Accrued payroll	24,139	20,012
Accrued workers compensation	14,537	13,599

Total current liabilities	67,384	54,734

Deferred tax liabilities, net	615	—
Long-term debt, less current portion, net of debt issuance costs	17,375	39,396
Long-term operating lease liabilities, less current portion	11,679	—
Other long-term liabilities	242	—
Long-term lease liability, less current portion	—	407
Contingent earn-out obligation, less current portion	—	847

Total long-term liabilities	29,911	40,650

Total liabilities	97,295	95,384

Total stockholders’ equity	281,628	182,078

Total liabilities and stockholders’ equity	$378,923	$277,462

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ADUS Announces First-Quarter 2019 Financial Results

May 6, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Net Service Revenues by Segment (Amounts in thousands) (Unaudited)
	For the Three Months Ended March 31,
	2019	2018
Personal Care	$128,641	$109,476
Hospice	7,917	—
Home Health	2,696	—

Total Revenue	$139,254	$109,476

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ADUS Announces First-Quarter 2019 Financial Results

May 6, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Key Statistical and Financial Data (Unaudited)
	For the Three Months Ended March 31,
	2019	2018
General:
Adjusted EBITDA (in thousands) (1)	$10,790	$8,762
States served at period end	24	23
Locations at period end	157	115
Employees at period end	30,990	26,358

Personal Care
Average billable census—same store (2)	34,013	34,194
Average billable census—acquisitions	3,556	—
Average billable census total	37,569	34,194
Billable hours (in thousands)	6,864	6,030
Average billable hours per census per month	60.4	58.8
Billable hours per business day	107,250	92,768
Revenues per billable hour	$18.74	$18.15

Hospice
Admissions	511	—
Average daily census	575	—
Average length of stay	115.1	—
Patient days	51,724	—
Revenue per patient day	$153.07	$—

Home Health
New Admissions	715	—
Recertifications	519	—
Total Volume	1,234	—
Visits	19,554	—

Percentage of Revenues by Payor:
Personal Care
State, local and other governmental programs	56.0%	61.5%
Managed care organizations	37.3	34.6
Private duty	3.9	3.4
Commercial	1.5	0.5
Other	1.3	—

Hospice
Medicare	93.3%	—
Managed care organizations	4.6	—
Other	2.1	—

Home Health
Medicare	81.6%	—
Managed care organizations	15.4	—
Other	3.0	—

(1)

We define Adjusted EBITDA as earnings adjusted for interest expense, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense and restructure and severance costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)	Exited sites would have reduced same store census for the three months ended March 31, 2018 by 5.

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ADUS Announces First-Quarter 2019 Financial Results

May 6, 2019

ADDUS HOMECARE CORPORATION AND SUBSIDIARIES Reconciliation of Non-GAAP Financial Measures (amounts in thousands, except per share data) (Unaudited)
	For the Three Months Ended March 31,
	2019	2018
Reconciliation of Adjusted EBITDA to Net Income: (1)
Net income	$4,862	$4,886
Interest expense, net	403	841
Interest income from Illinois	—	(2,253)
Income tax expense	978	1,115
Depreciation and amortization	2,074	1,807
M&A expenses	496	1,002
Stock-based compensation expense	1,233	859
Restructuring, severance and other costs	744	505

Adjusted EBITDA	$10,790	$8,762

Reconciliation of Adjusted Net Income to Net Income: (2)
Net income	$4,862	$4,886
Interest income from Illinois, net of tax	—	(1,831)
M&A expenses, net of tax	413	815
Restructuring, severance and other costs, net of tax	620	410
Stock-based compensation expense, net of tax	1,026	698

Adjusted Net Income	$6,921	$4,978

Reconciliation of Diluted Earnings per Share to Adjusted Diluted Earnings per Share: (3)
Diluted earnings per share	$0.36	$0.42
Interest income from Illinois	—	(0.16)
M&A expenses per diluted share	0.03	0.07
Restructuring, severance and other costs per diluted share	0.05	0.03
Stock-based compensation expense per diluted share	0.08	0.06

Adjusted net income per diluted share	$0.52	$0.42

Reconciliation of Net Service Revenues to Adjusted Net Service Revenues: (4)
Net service revenues	$139,254	$109,476
Revenue associated with the closure of certain sites	—	(5)

Adjusted net service revenues	$139,254	$109,471

(1)

We define Adjusted EBITDA as earnings before interest expense, interest income, other non-operating income, taxes, depreciation, amortization, M&A expenses, stock-based compensation expense, restructure expenses, severance and other costs. Adjusted EBITDA is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(2)

We define Adjusted Net Income as net income before interest income from the state of Illinois, M&A expenses, stock-based compensation expense, restructure expenses, severance and other costs. Adjusted Net Income is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(3)

We define Adjusted diluted earnings per share as earnings per share, adjusted for interest income from the State of Illinois, M&A expenses, stock compensation expense and restructure expense, severance and other costs. Adjusted diluted earnings per share is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

(4)

We define Adjusted net service revenues as revenue adjusted for the closure of certain sites. Adjusted net service revenues is a performance measure used by management that is not calculated in accordance with generally accepted accounting principles in the United States (GAAP). It should not be considered in isolation or as a substitute for net income, operating income or any other measure of financial performance calculated in accordance with GAAP.

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